Filed Pursuant to Rule 424(b)(4)
                                                      Registration No. 333-90425

                                 259,110 Shares


                           K-V PHARMACEUTICAL COMPANY

                              Class A Common Stock


         The stockholder named in the Section entitled "Selling Stockholder" is offering up to 259,110 shares of Class A common stock of K-V Pharmaceutical Company.

         Our Class A common stock is quoted on the New York Stock Exchange under the symbol "KV.A." On December 2, 1999, the last reported sale price for the Class A common stock on the New York Stock Exchange was $19.0625 per share.

                              --------------------

              Investing in the Class A common stock involves risk.
                     See "Risk Factors" beginning on page 2.

                              ---------------------

         We will not receive any proceeds from the sale of the shares. The selling stockholder may sell the shares in transactions on the New York Stock Exchange, in negotiated transactions or otherwise, at market prices prevailing at the time of the sale or at negotiated or fixed prices. The selling stockholder may sell some or all of its shares in transactions involving broker-dealers, who may act either as agent or principal. To the extent required, the aggregate amount of Class A common stock being offered and the terms of the offering, the names of any agents, dealers or underwriters and any applicable commission or discount with respect to a particular offer will be set forth in an accompanying prospectus supplement. The aggregate proceeds to the selling stockholder from the sale of the Class A common stock will be the selling price of the Class A common stock sold less the aggregate agents' commissions and underwriter discounts, if any, and other expenses of issuance and distribution. See "Selling Stockholder" and "Plan of Distribution."

         Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

                 The date of this Prospectus is December 3, 1999

                              --------------------

                                TABLE OF CONTENTS

                                                                           Page
                                                                           ----
Cautionary Statement Regarding Forward-Looking Information................   ii
Prospectus Summary........................................................    1
Risk Factors..............................................................    2
Use of Proceeds...........................................................    6
Selling Stockholder.......................................................    6
Plan of Distribution......................................................    6
Legal Matters.............................................................    6
Experts...................................................................    7
How to Get Additional Information.........................................    7
Information Incorporated by Reference.....................................    7

                          -----------------------------

           CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

         This prospectus contains forward-looking statements that involve risks and uncertainties, some of which are beyond our control. We use words such as "anticipates," "believes," "plans," "expects," "future," "intends" and similar expressions to identify forward-looking statements. Our actual results could differ materially from those anticipated in the forward-looking statements as a result of any number of factors and possible events, including, but not limited to, the risks highlighted in the section entitled "Risk Factors" as well as those discussed elsewhere in this prospectus and any documents incorporated herein by reference. You should not place a lot of weight on these statements. These statements speak only as of the date of this document or, in the case of any document incorporated by reference, the date of that document. All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are qualified by the cautionary statements in this section. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement contained within or incorporated by reference in this prospectus to reflect any change in our expectations with regard to those forward-looking statements or any change in events, conditions or circumstances on which any such statement is based.

                               PROSPECTUS SUMMARY

         This summary highlights selected information about us and may not contain all of the information that is important to you. The other information is important, so please read carefully this entire prospectus, together with the more detailed information about us, the Class A common stock being sold and our financial statements and the notes thereto incorporated into this prospectus by reference. Generally, when we use the words "we," "our," "us" or the "Company" we are referring to K-V Pharmaceutical Company and its wholly-owned subsidiaries ETHEX Corporation, Ther-Rx Corporation, Particle Dynamics, Inc. and DrugTech Corporation.

Our Company

         Our Company is a specialty pharmaceutical company which acquires, internally develops and markets brand name and generic prescription products for many therapeutic areas, including cardiovascular, women's health, pain management and respiratory. We are a pioneer in the use of advanced drug delivery technologies, and most of our products incorporate technology from our proprietary drug delivery systems. We have developed and patented a wide variety of drug delivery and formulation technologies, including four oral controlled release, eight oral and topical site-specific, three tastemasking and one quick dissolving tablet systems. We use these systems in the development of the products we market to improve and control the human body's absorption and utilization of the active pharmaceutical compounds. This allows the compounds to be administered less frequently with potentially reduced side effects, improved drug efficacy and/or enhanced patient compliance.

         Our business is currently organized into three principal business units, including Ther-Rx Corporation for brand name pharmaceutical products, ETHEX Corporation for specialty generic pharmaceutical products and Particle Dynamics, Inc. for value-added raw materials.

         Our principal executive offices are located at 2503 South Hanley Road, St. Louis, Missouri 63144, and our phone number is (314) 645-6600.

The Offering

Class A common stock offered by
the selling stockholder................ Up to 259,110 shares

Use of Proceeds........................ We will not receive  any of the proceeds of the offering.

Risk Factors........................... See  "Risk Factors" for a  discussion of factors you should carefully consider before deciding to invest in shares of our Class A common stock.

Dividend Policy........................ We   historically  have  not  paid  cash
                                        dividends on our common stock and do not plan to do so in the near future.

New York Stock Exchange symbols:
           Class A common stock........ KV.A
           Class B common stock........ KV.B

                                  RISK FACTORS

         Before you buy our Class A common stock, you should know that making such an investment involves some risks, including the risks described below. The risks that we have highlighted here are not the only ones that we face. Additional risks presently unknown to us or that we currently consider unlikely to occur could also affect our operations.

         If any of the risks actually occur, our business, financial condition or results of operations could be negatively affected. In that case, the trading price of our stock could decline, and you may lose all or part of your investment.

Our Future Acquisitions May Not Be Successful

         We intend to acquire pharmaceutical products, novel drug delivery technologies and/or companies that fit into our research, manufacturing, distribution or sales and marketing operations or that could provide us with additional products, technologies or sales and marketing capabilities. We may not be able to successfully identify, evaluate and acquire any such products, technologies or companies or, if acquired, we may not be able to successfully integrate such acquisitions into our business. In March 1999, we acquired the Micro-K(R) product line from the Wyeth-Ayerst division of American Home Products. In August 1999, we acquired the Precare(R) product line from UCB PHIP Inc. and UCB Pharma, Inc. Our sales personnel have little experience with either of these products. As a result, there is a risk we will be unable to achieve our sales objectives for either product.

Our Industry Is Susceptible to Product Related Liabilities

         Like all pharmaceutical companies, we face the risk of loss related to the use of products we market from such actions as lawsuits. We cannot assure you that we can avoid such claims. We cannot be sure that our product liability insurance will be adequate to cover claims or that we will be able to get adequate insurance coverage in the future at acceptable costs. A successful product liability claim in excess of our coverage could require us to pay substantial sums.

We May Be Adversely Affected by Changes in Third Party Reimbursement Practices and Related Pricing Pressures

         The market for our products may be limited by actions of third party payors, such as government and private health insurers and managed care organizations. For example, many managed health care organizations are now controlling the pharmaceuticals that appear on their lists of reimbursable medications. The resulting competition among pharmaceutical companies to place their products on these formulary lists has created a trend of downward pricing pressure in the industry. In addition, many managed care organizations are pursuing various ways to reduce pharmaceutical costs and are considering formulary contracts primarily with those pharmaceutical companies that can offer a full line of products for a given therapy sector or disease state. Our products might not be included in the formulary lists of managed care organizations. Also, downward pricing pressure in the industry generally may negatively impact our results of operations.

         Further, a number of legislative and regulatory proposals aimed at changing the health care system have been proposed. We cannot predict whether any such proposals will be adopted or the effect such proposals may have on our business. The fact that such proposals are pending, the nature of such proposals, and the adoption of any proposal are likely to increase industry-wide pricing pressures.

We Need to Develop New Products

         To maintain ETHEX's growth we will need to identify, develop and commercialize technologically distinguished brand name drugs that are either off patent or approaching patent expiration and that can be produced and sold by us using our drug delivery technologies. If we are unable to identify, develop and commercialize new products, we will need to license additional rights to generic products, which could decrease our gross margins.

We May Not Be Able to Commercialize Products Under Development

         We are developing numerous products using our drug delivery technologies. These products will require significant additional development and investment, including preclinical and clinical testing where required, prior to their commercialization. We expect that many of the products will not be commercially available for several years, if at all. We cannot be sure that such products or future products will:

          o   be successfully developed;

          o   prove to be safe and effective in clinical trials (if required);

          o   meet applicable regulatory standards; or

          o be capable of being manufactured in commercial quantities at reasonable cost.

Our Business Is Subject to Extensive Government Regulation

         Our business is subject to extensive regulation by numerous governmental authorities in the United States and other countries, particularly the United States Food and Drug Administration. Failure to comply with applicable FDA or other regulatory requirements may result in criminal prosecution, civil penalties, injunctions, recall or seizure of products, total or partial suspension of production, as well as other regulatory action against our products and us.

         We market certain drug products in the United States without FDA approval under certain "grandfather" clauses and statutory and regulatory exceptions to the pre-market approval requirement for "new drugs" under the Federal Food, Drug and Cosmetic Act. These provisions exempt certain categories of drugs from some or all pre-market approval requirements or apply to drug products that fall outside the legal definition of a "new drug." A determination as to whether a particular product does or does not require FDA pre-market review and approval can involve consideration of numerous complex and imprecise factors. If a determination is made by the FDA that any product marketed without approval requires pre-market approval, the FDA may institute enforcement actions, including product seizure, or an action seeking an injunction against further marketing. As a consequence of such actions, we could be required or could decide to cease distribution of a product until such pre-market approval is obtained. In addition, we may not be able to obtain any such approval or such approvals may not be obtained on a timely basis. The FDA also has the authority to revoke for cause drug approvals previously granted.

         In addition to compliance with current Good Manufacturing Practices requirements, drug manufacturers must register each manufacturing facility with the FDA. Manufacturers also must be registered with the Drug Enforcement Administration and similar state and local regulatory authorities if they handle controlled substances, and with the Environmental Protection Agency and similar state and local regulatory authorities if they generate toxic or dangerous wastes. KV is currently in material compliance with Good Manufacturing Practices and is registered with the appropriate agencies. Noncompliance with applicable Good Manufacturing Practices requirements or the rules and regulations of these agencies can result in fines, recall or seizure of products, total or partial suspension of production and/or distribution, refusal of government agencies to approve pre-market approval or other applications and criminal prosecution.

Our Industry Is Competitive

         Numerous pharmaceutical companies are involved or becoming involved in the development and commercialization of products incorporating advanced drug delivery systems. Such business is highly competitive, and we believe that competition will substantially increase in the future. Many pharmaceutical companies have invested, and are continuing to invest, significant resources in the development of proprietary drug delivery systems. In addition, several companies have been formed to develop specific advanced drug delivery systems. Many of these pharmaceutical and other companies who may develop drug delivery systems have greater financial, research and development and other resources than we do, as well as more experience in commercializing pharmaceutical and drug delivery products. Such companies may develop products using their drug delivery systems more rapidly than we do or develop drug delivery systems that are more effective than ours and thus may represent significant potential competitors.

         The Company's generic pharmaceutical business is subject to competitive pressures from a number of companies, some of which have greater financial resources and broader product lines. Competition is generally on price, which can have an adverse effect on profitability as falling prices erode margins. In addition, the continuing consolidation of the customer base (wholesale distributors and retail drug chains) will increase competition as suppliers compete for fewer customers. Consolidation of competitors will increase competitive pressures as larger suppliers are able to offer a broader product line.

         The Company's branded pharmaceutical business is also subject to competition from larger companies, with greater financial resources, that can support a larger sales force. The ability of a sales force to compete is affected by the number of physician calls it can make which is directly related to its size, the brand name recognition it has in the marketplace and its advertising and promotional efforts. The Company is in the start-up phase with its branded sales initiative and could be adversely effected by competition from companies with a larger, more established sales force.

Our Industry Experiences Rapid Technological Change

         The drug delivery industry is a rapidly evolving field. A number of companies, including major pharmaceutical companies, are developing and marketing advanced delivery systems for the controlled delivery of drugs. Products currently on the market or under development by competitors deliver the same drugs, or other drugs to treat the same indications, as many of the products we market or are developing. The first pharmaceutical generic or branded product to reach the market in a therapeutic area often obtains and maintains significant market share relative to later entrants to the market. Our products also compete with drugs marketed not only in similar delivery systems but also in traditional dosage forms. New drugs, new therapeutic approaches or future developments in alternative drug delivery technologies may provide advantages over the drug delivery systems and products that we are marketing or have developed.

         Changes in drug delivery technology will require substantial investments by companies to maintain their competitive position and may provide opportunities for new competitors to enter the industry. We cannot assure you that developments by others will not render our drug delivery products or other technologies uncompetitive or obsolete. If others develop drugs which are cheaper or more effective or which are first to market, sales or prices of our products could decline.

We Depend on Our Patents and Proprietary Rights

         Our success depends, in large part, on our ability to protect our current and future technologies and products and to defend our intellectual property rights. We have been issued numerous patents covering our technologies, and have filed, and expect to continue to file, patent applications seeking to protect newly developed technologies and products. Patent applications in the United States are maintained in secrecy until the patent is issued. Since publication of discoveries in the scientific or patent literature tends to follow actual discovery by several months, we cannot be certain that we were the first to file patent applications on such discoveries. We cannot be sure that patents will issue with respect to any of our patent applications or that any existing or future patents issued to or licensed by us will provide competitive advantages for our products or will not be challenged, invalidated or circumvented by competitors. We also rely on trade secrets, unpatented proprietary know-how and continuing technological innovation that we seek to protect, in part by confidentiality agreements with licensees, suppliers, employees and consultants. We cannot assure that these agreements will not be breached. We also cannot be certain that we will have adequate remedies for any breach. Disputes may arise concerning the ownership of intellectual property or the applicability of confidentiality agreements. Furthermore we cannot be sure that our trade secrets and proprietary technology will not otherwise become known or be independently developed by our competitors or, if patents are not issued with respect to products arising from research, that we will be able to maintain the confidentiality of information relating to such products.

Third Parties May Claim That We Infringe on Their Proprietary Rights

         We may be required to defend against charges of infringement of patent or proprietary rights of third parties. This is especially true with respect to the sale of the generic version of products on which the patent covering the branded product is expiring, an area where infringement litigation is prevalent. Such defense could require us to incur substantial expense and to divert significant effort of our technical and management personnel, and could result in our loss of rights to develop or make certain products or require us to pay monetary damages or royalties to license proprietary rights from third parties. Although patent and intellectual property disputes in the pharmaceutical product area have often been settled through licensing or similar arrangements, costs associated with such arrangements may be substantial and could include ongoing royalties. Furthermore, we cannot be certain that the necessary licenses would be available to us on terms we believe to be acceptable. Accordingly, an adverse determination in a judicial or administrative proceeding or failure to obtain necessary licenses could prevent us from manufacturing and selling certain of our products.

Management Stockholders Control Our Company

         As of September 30, 1999, our directors and executive officers beneficially owned approximately 25% of our Class A common stock and approximately 57% of our Class B common stock, respectively. As a result, these persons controlled approximately 54% of the combined voting power represented by our securities. These persons will retain effective voting control of the Company and will continue to have the ability to effectively determine the outcome of any matter being voted on by our stockholders, including the election of directors and any merger, sale of assets or other change in control of the Company.

We Have Enacted Charter Provisions That May Have Anti-Takeover Effects

         Our Certificate of Incorporation authorizes the issuance of common stock in two classes, Class A common stock and Class B common stock. Each share of Class A common stock entitles the holder to one-twentieth (1/20) vote on all matters to be voted upon by stockholders, while each share of Class B common stock entitles the holder to one full vote on each matter considered by the stockholders. In addition, our directors have the authority to issue shares of preferred stock and to determine the price, rights, preferences, privileges and restrictions of those shares without any further vote or action by the stockholders. The rights of the holders of common stock will be subject to, and may be adversely affected by, the rights of the holders of any preferred stock that may be issued in the future. The existence of two classes of common stock with different voting rights and the ability of our directors to issue additional shares of preferred stock could have the effect of making it more difficult for a third party to acquire a majority of our voting stock. Other provisions of our Certificate of Incorporation and Bylaws, such as staggered directorships, also may have the effect of discouraging, delaying or preventing a merger, tender offer or proxy contest, which could have an adverse effect on the market price of the Class A common stock.

The Market Price of Our Stock Has Been and May Continue to Be Volatile

         The market prices of securities of companies engaged in pharmaceutical development and marketing activities historically have been highly volatile. In addition, any or all of the following may have a significant impact on the market price of the Class A common stock:

         o announcements of technological innovations or new commercial products;

         o  delays in the development or approval of products;

         o  developments or disputes concerning patent or proprietary rights;

         o publicity regarding actual or potential medical results relating to products under development;

         o regulatory developments in both the United States and foreign countries;

         o  publicity regarding actual or potential acquisitions;

         o  public concern as to the safety of drug technologies; and

         o economic and other external factors, as well as period to period fluctuations in financial results.

We May Be Unable to Manage Our Growth

         Recently, our businesses and product offerings have grown substantially. This growth and expansion have placed, and is expected to continue to place, a significant strain on our management, operational and financial resources. To manage our growth, we must (1) continue to expand our operational, customer support and financial control systems and (2) hire, train and retain qualified personnel.

We May Have Future Capital Needs

         We anticipate that the funds generated internally together with funds available under our credit facility will be sufficient to implement our business plan for the foreseeable future, subject to such additional needs as may arise if acquisition opportunities become available. We could need additional capital if unexpected events occur or opportunities arise. Such additional capital might be raised through our public or private sale of debt or equity securities. If we sell equity securities, your percentage ownership of the Company will decrease and you could experience dilution. Furthermore, such securities could have rights, preferences and privileges more favorable than those of the Class A common stock. We cannot assure you that additional funding will be available, or available on terms favorable to us. If the funding is not available, we may not be able to fund our expansion, take advantage of acquisition opportunities or respond to competitive pressures.

Our New Products May Not Pass Testing Procedures

         Some of our new products will require FDA approval. FDA approval typically involves lengthy, detailed and costly laboratory and clinical testing procedures. We cannot be certain that the products we are developing will be determined to be safe and effective in these testing procedures.

Our Computer Systems, and Those of Others on Whom We Rely, May Not Achieve Year 2000 Readiness

         We are working to resolve the potential impact of the year 2000 on the ability of the computerized information systems we use to process accurately information that may be date-sensitive. Any of the programs we or our vendors use that recognize a date using "00" as the year 1900 rather than the year 2000 could result in errors or system failures. This could require us to curtail operations pending resolution of the problem. We believe our principal risk lies in the potential inability of our outside vendors and service providers to process date-sensitive information involving the year 2000.

                                 USE OF PROCEEDS

         We will not receive any proceeds from the offering. The selling stockholder will receive all the proceeds from the offering. We will pay all expenses incurred in connection with the offering other than any commissions or discounts paid or allowed by the selling stockholder to any dealers or brokers.

                               SELLING STOCKHOLDER

         The selling stockholder is UCB PHIP, Inc., which holds, as of September 30, 1999, 259,110 shares of Class A common stock. The selling stockholder acquired these shares in connection with our acquisition of the Precare(R) product line from the selling stockholder and UCB Pharma, Inc. Assuming all the shares offered hereby are sold, the selling stockholder will not hold any shares of Class A common stock after completion of this offering.

                              PLAN OF DISTRIBUTION

         The 259,110 shares of Class A common stock offered pursuant to this prospectus are being offered for the account of the selling stockholder.

         The selling stockholder may sell the shares being offered hereby in transactions on the New York Stock Exchange, in negotiated transactions or otherwise, at market prices prevailing at the time of the sale or at negotiated fixed prices. The selling stockholder may sell some or all of its shares in transactions involving broker-dealers, who may act either as agent or principal, and who may receive compensation in the form of discounts, commissions or concessions from the selling stockholder or the purchaser of shares for whom such broker-dealers act as agent or to whom they sell as principal, or both.

         We have advised the selling stockholder of its obligation under the Securities Act of 1933, as amended, to deliver copies of this prospectus to the purchaser of shares of Class A common stock. At the time a particular offering of the Class A common stock is made hereunder, to the extent required by law, a prospectus supplement will be distributed which will set forth the aggregate number of shares of Class A common stock being offered and the material terms of the offering, including the name or names of any underwriters, dealers or agents, the purchase price to be paid by any underwriter or dealer for the Class A common stock being purchased, any discounts, commissions and other items constituting compensation from the selling stockholder and any discounts, commissions or concessions allowed or reallowed or paid to dealers, and the proposed selling price to the public.

         The selling stockholder and any broker-dealers that participate in the distribution of the shares of Class A common stock may be deemed to be "underwriters" within the meaning of the Securities Act in connection with sales, and any profit on the sale of shares of Class A common stock by the selling stockholder and any fees and commissions received by any such broker-dealers may be deemed to be underwriting discounts and commissions.

                                 LEGAL MATTERS

         Our attorneys, Gallop, Johnson & Neuman, L.C., St. Louis, Missouri, will opine as to the validity of the Class A common stock offered by this prospectus.

                                     EXPERTS

         The consolidated financial statements of K-V Pharmaceutical Company as of March 31, 1999 and 1998 and for each of the three years in the period ended March 31, 1999, incorporated by reference and in the registration statement of which this prospectus is a part, have been audited by BDO Seidman, L.L.P., independent certified public accountants as set forth in their report dated May 14, 1999, and are included in reliance on such report given upon the authority of such firm as experts in accounting and auditing.

                        HOW TO GET ADDITIONAL INFORMATION

         We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You can read and obtain a copy of any document we file:

         o At the Public Reference Room of the SEC at 450 Fifth Street, Room 1024, N.W., Washington, D.C. 20549;

         o At the public reference facilities of the SEC's regional offices at Seven World Trade Center, Suite 1300, New York, New York 10048; or Citicorp Center, Suite 1400, 500 West Madison Street, Chicago, Illinois 60661;

         o At the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005; or

         o  From the SEC's web site at WWW.SEC.GOV.

         You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC's web site contains reports, proxy statements and other information about issuers, including us, who file electronically with the SEC. Some of the locations described above may charge a fee for copies.

         We  have  filed  with  the SEC a  registration  statement  on Form  S-3
(herein, together with all amendments and exhibits, referred to as the "Registration Statement") under the Securities Act of 1933, as amended, covering the shares of Class A common stock offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information, you should examine the Registration Statement that can be obtained at the locations listed above. Statements contained in this prospectus concerning the contents of contracts and other documents are not necessarily complete. You should refer to the contract or other document for additional information.

                      INFORMATION INCORPORATED BY REFERENCE

         The SEC permits us to "incorporate by reference" the information that we have filed with it. This means that important information, not presented in this prospectus, may be contained elsewhere. We incorporate by reference the following documents and any future filings made with the SEC until the selling stockholder completes its offering of shares:

        o Our Annual Report on Form 10-K for the fiscal year ended March 31, 1999;

        o Our Quarterly Reports on Form 10-Q for the fiscal quarters ended June 30, 1999 and September 30, 1999;

        o Our Current Reports on Form 8-K and Form 8-K/A filed on April 5, 1999 and June 4, 1999, respectively;

        o Our definitive proxy statement for the 1999 Annual Meeting of Stockholders; and

        o The description of our common stock set forth in the registration statement on Form 8-A filed on March 22, 1999.

         You may obtain a copy of any or all documents referred to above, without charge, by making a written or telephone request to Investor Relations, 2503 South Hanley Road, St. Louis, Missouri 63144, telephone: (314) 645-6600.

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                                 259,110 Shares

                           K-V Pharmaceutical Company

                              Class A Common Stock

                                ----------------

                                   PROSPECTUS

                                ----------------


                              --------------------

                                December 3, 1999

                              --------------------


         You should rely only on information contained in this prospectus. We have not authorized anyone to provide you with information or make any representation about K-V Pharmaceutical Company different from, or in addition to, that contained in this prospectus. This prospectus does not offer to sell or seek an offer to buy, shares of Class A common stock in jurisdictions where offers and sales are not permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of the Class A common stock.


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